Exhibit 99.1

Stifel Reports First Quarter 2024 Results

ST. LOUIS, MO, April 24, 2024 – Stifel Financial Corp. (NYSE: SF) today reported net revenues of $1.2 billion for the three months ended March 31, 2024, compared with $1.1 billion a year ago. Net income available to common shareholders was $154.3 million, or $1.40 per diluted common share, compared with $148.2 million, or $1.28 per diluted common share for the first quarter of 2023. Non-GAAP net income available to common shareholders was $163.3 million, or $1.49 per diluted common share for the first quarter of 2024.

Ronald J. Kruszewski, Chairman and Chief Executive Officer, said “Total net revenue of more than $1.16 billion was our second highest quarterly net revenue ever, as the momentum we highlighted at the end of 2023 carried into the first quarter. Record Global Wealth Management revenue and improving market conditions for our Institutional Group drove our top and bottom line growth from the same period a year ago. While the outlook for the remainder of 2024 is not without risk, I remain cautiously optimistic that our diversified business will continue to generate strong returns for this year and beyond.”

Highlights

•	The Company reported net revenues of $1.2 billion, the second best quarter in its history, driven by higher asset management revenues, transactional revenues, and capital raising revenues.

•	Non-GAAP net income available to common shareholders of $1.49 per diluted common share.

•	Record asset management revenues, up 16% over the year-ago quarter.

•	Capital raising revenues increased 56% over the year-ago quarter.

•	Record client assets of $467.7 billion, up 15% over the year-ago quarter.

•	Recruited 22 financial advisors during the quarter, including 4 experienced employee advisors and 11 experienced independent advisors.

•	Credit rating upgrade from S&P Global Ratings to BBB, from BBB-, with a stable outlook.

•	Non-GAAP pre-tax margin of 19.8% as the Company maintained its focus on expense discipline, while continuing to invest in the business.

•	Annualized return on tangible common equity (ROTCE) (5) of 21%.

•	Tangible book value per common share (7) of $30.67, up 2% from prior year.

Financial Summary (Unaudited)
(000s)	1Q 2024	1Q 2023
GAAP Financial Highlights:
Net revenues	$1,163,038	$1,106,793
Net income (1)	$154,255	$148,219
Diluted EPS (1)	$1.40	$1.28
Comp. ratio	58.4%	58.8%
Non-comp. ratio	22.8%	22.2%
Pre-tax margin	18.8%	19.0%
Non-GAAP Financial Highlights:
Net revenues	$1,163,038	$1,106,790
Net income (1) (2)	$163,346	$161,268
Diluted EPS (1) (2)	$1.49	$1.40
Comp. ratio (2)	58.0%	58.0%
Non-comp. ratio (2)	22.2%	21.5%
Pre-tax margin (3)	19.8%	20.5%
ROCE (4)	14.3%	13.9%
ROTCE (5)	20.9%	19.9%
Global Wealth Management (assets and loans in millions)
Net revenues	$790,500	$757,186
Pre-tax net income	$290,748	$316,109
Total client assets	$467,697	$405,988
Fee-based client assets	$177,108	$149,541
Bank loans (6)	$19,484	$20,935
Institutional Group
Net revenues	$351,376	$332,613
Equity	$206,417	$214,572
Fixed Income	$144,959	$118,041
Pre-tax net income	$37,109	$33,720

Media Contact: Neil Shapiro (212) 271-3447 | Investor Contact: Joel Jeffrey (212) 271- 3610 | www.stifel.com/investor-relations

Global Wealth Management

Global Wealth Management reported record net revenues of $790.5 million for the three months ended March 31, 2024 compared with $757.2 million during the first quarter of 2023. Pre-tax net income was $290.7 million compared with $316.1 million in the first quarter of 2023.

Highlights

•	Recruited 22 financial advisors during the quarter, including 4 experienced employee advisors, and 11 experienced independent advisors, with total trailing 12 month production of $7 million.

•	Client assets of $467.7 billion, up 15% over the year-ago quarter.

•	Fee-based client assets of $177.1 billion, up 18% over the year-ago quarter.

Net revenues increased 4% from a year ago:

•	Transactional revenues increased 13% over the year-ago quarter reflecting an increase in client activity.

•	Asset management revenues increased 17% over the year-ago quarter reflecting higher asset values.

•	Net interest income decreased 16% over the year-ago quarter driven by changes in deposit mix, partially offset by higher interest rates.

Total Expenses:

•	Compensation expense as a percent of net revenues increased to 49.3% primarily as a result of higher compensable revenues.

•	Provision for credit losses was primarily impacted by changes in the outlook for macroeconomic conditions.

•	Non-compensation operating expenses as a percent of net revenues increased to 13.9% primarily as a result of higher litigation-related and FDIC insurance expense, partially offset by revenue growth over the year-ago quarter.

Summary Results of Operations
(000s)	1Q 2024	1Q 2023
Net revenues	$790,500	$757,186
Transactional revenues	181,753	161,255
Asset management	367,450	315,537
Net interest income	236,269	281,932
Investment banking	4,280	4,158
Other income	748	(5,696)
Total expenses	$499,752	$441,077
Compensation expense	389,536	342,423
Provision for credit losses	4,968	4,920
Non-comp. opex	105,248	93,734
Pre-tax net income	$290,748	$316,109
Compensation ratio	49.3%	45.2%
Non-compensation ratio	13.9%	13.1%
Pre-tax margin	36.8%	41.7%

Stifel Financial Corp. | Page 2

Institutional Group

Institutional Group reported net revenues of $351.4 million for the three months ended March 31, 2024 compared with $332.6 million during the first quarter of 2023. Pre-tax net income was $37.1 million compared with $33.7 million in the first quarter of 2023.

Highlights

Investment banking revenues increased 1% from a year ago:

•	Advisory revenues decreased 21% from the year-ago quarter driven by lower levels of completed advisory transactions.

•	Fixed income capital raising revenues increased 57% over the year-ago quarter primarily driven by higher bond issuances.

•	Equity capital raising revenues increased 63% over the year-ago quarter driven by higher volumes.

Fixed income transactional revenues increased 24% from a year ago:

•	Fixed income transactional revenues increased from the year-ago quarter driven by improved market conditions and increased client activity.

Equity transactional revenues increased 3% from a year ago:

•	Equity transactional revenues increased from the year-ago quarter primarily driven by higher trading gains.

Total Expenses:

•	Compensation expense as a percent of net revenues decreased to 61.4% primarily as a result of higher revenues.

•	Non-compensation operating expenses as a percent of net revenues remained consistent with the year-ago quarter.

Summary Results of Operations
(000s)	1Q 2024	1Q 2023
Net revenues	$351,376	$332,613
Investment banking	209,669	207,721
Advisory	119,252	151,063
Fixed income capital raising	50,116	31,986
Equity capital raising	40,301	24,672
Fixed income transactional	88,654	71,428
Equity transactional	54,083	52,389
Other	(1,030)	1,075
Total expenses	$314,267	$298,893
Compensation expense	215,749	205,905
Non-comp. opex.	98,518	92,988
Pre-tax net income	$37,109	$33,720
Compensation ratio	61.4%	61.9%
Non-compensation ratio	28.0%	28.0%
Pre-tax margin	10.6%	10.1%

Stifel Financial Corp. | Page 3

Other Matters

Highlights

•	The Company repurchased $159.3 million of its outstanding common stock during the first quarter, including $98.6 million in connection with net-share settlements under its equity compensation plan.

•	Weighted average diluted shares outstanding decreased primarily as a result of share repurchases. The Company has repurchased 6.6 million shares since the first quarter of 2023.

•	Credit rating upgrade from S&P Global Ratings to BBB, from BBB-, with a stable outlook.

•	The Board of Directors declared a $0.42 quarterly dividend per share payable on March 15, 2024 to common shareholders of record on March 1, 2024.

•	The Board of Directors declared a quarterly dividend on the outstanding shares of the Company’s preferred stock payable on March 15, 2024 to shareholders of record on March 1, 2024.

	1Q 2024	1Q 2023
Common stock repurchases
Repurchases (000s)	$159,348	$171,527
Number of shares (000s)	2,254	2,752
Average price	$70.71	$62.32
Period end shares (000s)	102,649	106,172
Weighted average diluted shares outstanding (000s)	109,985	115,390
Effective tax rate	25.2%	24.9%
Stifel Financial Corp. (8)
Tier 1 common capital ratio	14.3%	13.9%
Tier 1 risk based capital ratio	17.3%	16.8%
Tier 1 leverage capital ratio	10.6%	10.9%
Tier 1 capital (MM)	$3,911	$3,965
Risk weighted assets (MM)	$22,588	$23,534
Average assets (MM)	$37,018	$36,415
Quarter end assets (MM)	$38,258	$38,598
Agency	Rating	Outlook
Fitch Ratings	BBB+	Stable
S&P Global Ratings	BBB	Stable

Stifel Financial Corp. | Page 4

Conference Call Information

Stifel Financial Corp. will host its first quarter 2024 financial results conference call on Wednesday, April 24, 2024, at 9:30 a.m. Eastern Time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (866) 409-1555 and referencing conference ID 7408307. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company’s web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated, including its Eaton Partners and Miller Buckfire business divisions; Keefe, Bruyette & Woods, Inc.; and Stifel Independent Advisors, LLC. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank and Stifel Bank & Trust offer a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. and Stifel Trust Company Delaware, N.A. offer trust and related services. To learn more about Stifel, please visit the Company’s website at www.stifel.com. For global disclosures, please visit www.stifel.com/investor-relations/press-releases.

A financial summary follows. Financial, statistical and business-related information, as well as information regarding business and segment trends, is included in the financial supplement. Both the earnings release and the financial supplement are available online in the Investor Relations section at www.stifel.com/investor-relations.

The information provided herein and in the financial supplement, including information provided on the Company’s earnings conference calls, may include certain non-GAAP financial measures. The definition of such measures or reconciliation of such measures to the comparable U.S. GAAP figures are included in this earnings release and the financial supplement, both of which are available online in the Investor Relations section at www.stifel.com/investor-relations.

Cautionary Note Regarding Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission. For information about the risks and important factors that could affect the Company’s future results, financial condition and liquidity, see “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Forward-looking statements speak only as to the date they are made. The Company disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Stifel Financial Corp. | Page 5

Summary Results of Operations (Unaudited)

	Three Months Ended
(000s, except per share amounts)	3/31/2024	3/31/2023	% Change	12/31/2023	% Change
Revenues:
Commissions	$185,476	$169,550	9.4	$173,614	6.8
Principal transactions	139,014	115,522	20.3	154,377	(10.0)
Investment banking	213,949	211,879	1.0	205,664	4.0
Asset management	367,476	315,569	16.4	330,536	11.2
Other income	4,950	(2,293)	315.9	9,687	(48.9)
Operating revenues	910,865	810,227	12.4	873,878	4.2
Interest revenue	506,828	451,564	12.2	516,213	(1.8)
Total revenues	1,417,693	1,261,791	12.4	1,390,091	2.0
Interest expense	254,655	154,998	64.3	243,712	4.5
Net revenues	1,163,038	1,106,793	5.1	1,146,379	1.5
Non-interest expenses:
Compensation and benefits	679,695	651,190	4.4	674,437	0.8
Non-compensation operating expenses	264,652	245,720	7.7	265,947	(0.5)
Total non-interest expenses	944,347	896,910	5.3	940,384	0.4
Income before income taxes	218,691	209,883	4.2	205,995	6.2
Provision for income taxes	55,116	52,344	5.3	43,511	26.7
Net income	163,575	157,539	3.8	162,484	0.7
Preferred dividends	9,320	9,320	0.0	9,320	0.0
Net income available to common shareholders	$154,255	$148,219	4.1	$153,164	0.7
Earnings per common share:
Basic	$1.48	$1.36	8.8	$1.47	0.7
Diluted	$1.40	$1.28	9.4	$1.38	1.4
Cash dividends declared per common share	$0.42	$0.36	16.7	$0.36	16.7
Weighted average number of common shares outstanding:
Basic	104,275	108,754	(4.1)	103,934	0.3
Diluted	109,985	115,390	(4.7)	111,330	(1.2)

Stifel Financial Corp. | Page 6

Non-GAAP Financial Measures (9)

	Three Months Ended
(000s, except per share amounts)	3/31/2024	3/31/2023
GAAP net income	$163,575	$157,539
Preferred dividend	9,320	9,320
Net income available to common shareholders	154,255	148,219

Non-GAAP adjustments:
Merger-related (10)	12,154	17,386
Provision for income taxes (11)	(3,063)	(4,337)
Total non-GAAP adjustments	9,091	13,049
Non-GAAP net income available to common shareholders	$163,346	$161,268
Weighted average diluted shares outstanding	109,985	115,390

GAAP earnings per diluted common share	$1.48	$1.36
Non-GAAP adjustments	0.09	0.12
Non-GAAP earnings per diluted common share	$1.57	$1.48
GAAP earnings per diluted common share available to common shareholders	$1.40	$1.28
Non-GAAP adjustments	0.09	0.12
Non-GAAP earnings per diluted common share available to common shareholders	$1.49	$1.40

GAAP to Non-GAAP Reconciliation (9)

	Three Months Ended
(000s)	3/31/2024	3/31/2023
GAAP compensation and benefits	$679,695	$651,190
As a percentage of net revenues	58.4%	58.8%
Non-GAAP adjustments:
Merger-related (10)	(5,533)	(9,253)
Non-GAAP compensation and benefits	$674,162	$641,937
As a percentage of non-GAAP net revenues	58.0%	58.0%

GAAP non-compensation expenses	$264,652	$245,720
As a percentage of net revenues	22.8%	22.2%
Non-GAAP adjustments:
Merger-related (10)	(6,621)	(8,136)
Non-GAAP non-compensation expenses	$258,031	$237,584
As a percentage of non-GAAP net revenues	22.2%	21.5%
Total merger-related expenses	$12,154	$17,386

Stifel Financial Corp. | Page 7

Footnotes

(1)	Represents available to common shareholders.
(2)	Reconciliations of the Company’s GAAP results to these non-GAAP measures are discussed within and under “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”
(3)

Non-GAAP pre-tax margin is calculated by adding total merger-related expenses (non-GAAP adjustments) and dividing it by non-GAAP net revenues. See “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”

(4)

Return on average common equity (“ROCE”) is calculated by dividing annualized net income applicable to common shareholders by average common shareholders’ equity or, in the case of non-GAAP ROCE, calculated by dividing non-GAAP net income applicable to commons shareholders by average common shareholders’ equity.

(5)

Return on average tangible common equity (“ROTCE”) is calculated by dividing annualized net income applicable to common shareholders by average tangible shareholders’ equity or, in the case of non-GAAP ROTCE, calculated by dividing non-GAAP net income applicable to common shareholders by average tangible common equity. Tangible common equity, also a non-GAAP financial measure, equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets. Average deferred taxes on goodwill and intangible assets was $73.9 million and $62.3 million as of March 31, 2024 and 2023, respectively.

(6)	Includes loans held for sale.
(7)

Tangible book value per common share represents shareholders’ equity (excluding preferred stock) divided by period end common shares outstanding. Tangible common shareholders’ equity equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets.

(8)	Capital ratios are estimates at time of the Company’s earnings release, April 24, 2024.
(9)

The Company prepares its Consolidated Financial Statements using accounting principles generally accepted in the United States (U.S. GAAP). The Company may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include, amounts from the most directly comparable measure calculated and presented in accordance with U.S. GAAP. Non-GAAP financial measures disclosed by the Company are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing the Company’s financial condition or operating results. These measures are not in accordance with, or a substitute for U.S. GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever the Company refers to a non-GAAP financial measure, it will also define it or present the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, along with a reconciliation of the differences between the non-GAAP financial measure it references and such comparable U.S. GAAP financial measure.

(10)

Primarily related to charges attributable to integration-related activities, signing bonuses, amortization of restricted stock awards, debentures, and promissory notes issued as retention, additional earn-out expense, and amortization of intangible assets acquired. These costs were directly related to acquisitions of certain businesses and are not representative of the costs of running the Company’s on-going business.

(11)	Primarily represents the Company’s effective tax rate for the period applied to the non-GAAP adjustments.

Stifel Financial Corp. | Page 8